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                                                                   Exhibit 10.17

                                    GUARANTY
                         (Omrix Biopharmaceuticals Ltd.)

     For and in consideration of the loan by HERCULES TECHNOLOGY GROWTH CAPITAL, INC. ("Lender") to OMRIX BIOPHARMACEUTICALS, INC., a Delaware corporation ("Borrower"), which loan is made pursuant to a Senior Loan and Security Agreement between Borrower and Lender dated as of March 31,, 2005 (the "Agreement"), and acknowledging that Lender would not enter into the Agreement without the benefit of this Guaranty, the undersigned OMRIX BIOPHARMACEUTICALS LTD., an Israeli private company registered with the Israeli Registrar of Companies under number 51-216605-9 ("Guarantor") hereby irrevocably guarantees the prompt and complete payment of all amounts that Borrower owes to Lender pursuant to the Loan Documents, as amended from time to time (collectively referred to as the "Agreements"), in strict accordance with their respective terms. All terms used without definition in this Guaranty shall have the meaning assigned to them in the Agreement.

     1. If Borrower does not pay any amount due to Lender in strict accordance with the Agreement despite a notice of such failure provided to it by Lender, and only if such failure constitutes an Event of Default under the Agreerment, then and only then Guarantor shall, immediately upon receipt of Lender's written request, pay all amounts due thereunder (including, without limitation, all principal, interest, and fees).

     2. If there is more than one guarantor, the obligations hereunder are joint and several, and whether or not there is more than one guarantor, the obligations hereunder are independent of the obligations of Borrower and any other person or entity, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or whether Borrower be joined in any such action or actions.

     3. Guarantor authorizes Lender, without notice or demand and without affecting its liability hereunder, from time to time to (a) renew, extend, or otherwise change the terms of the Agreements or any part thereof, pursuant to the provisions in the Agreements related to a change of their terms and subject to the consent of the Borrower; (b) take and hold security for the payment of this Guaranty or the Agreements, and exchange, enforce, waive and release any such security, pursuant to the terms of the Agreements; and (c) apply such security and direct the order or manner of sale thereof as Lender in its sole discretion may determine, pursuant to the terms of the Agreements; all subject to the terms and conditions detailed hererin.

     4. Guarantor waives any right to require Lender to (a) proceed against Borrower, any guarantor or any other person; (b) proceed against or exhaust any security held from Borrower; or (c) pursue any other remedy in Lender's power whatsoever. Lender may, at its election, exercise or decline or fail to exercise any right or remedy it may have against Borrower or any security held by Lender, including without limitation the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Guarantor hereunder. Until all of the amounts that Borrower owes to Lender have been paid in full, Guarantor shall have no right of subrogation or reimbursement, contribution or other rights against Borrower, and Guarantor waives any right to enforce any remedy that Lender now has or may hereafter have against Borrower. Except as explicitly provided herein, Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional indebtedness. Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of any indebtedness or nonperformance of any obligation of Borrower, and agrees that absent a request for particular information by Guarantor, Lender shall not have any duty to advise Guarantor of information known to Lender regarding such condition or any such circumstances. Guarantor hereby waives any rights and benefits to which Guarantor is entitled under the Guarantee Law 5727 - 1967 (as this law may be amended from time to time) and Guarantor shall not be entitled to assert that any of Guarantor's obligations or that any of Lender's rights hereunder are void based on that law.

     5. Guarantor acknowledges that, to the extent Guarantor has or may have certain rights of subrogation or reimbursement against Borrower for claims arising out of this Guaranty, those rights may be impaired or destroyed if Lender elects to proceed against any real property security of Borrower by non-judicial foreclosure. That impairment or destruction could, under certain judicial cases and based on equitable principles of estoppel, give rise to a defense by Guarantor against its obligations under this Guaranty.

     6. If Borrower becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the Israeli Companies Ordinance (New Version), 1983 or the Israeli Companies Law, 1999 or pursuant to any similar Israeli law or foreign law of

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another jurisdiction, or if such a petition is filed against Borrower, and in any such proceeding some or all of any indebtedness or obligations under the Agreements are terminated or rejected or any obligation of Borrower is modified or abrogated, or if Borrower's obligations are otherwise avoided for any reason, Guarantor agrees that Guarantor's liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred. This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment must be and is returned by Lender to the Borrower or any other guarantor, except the Guarantor, upon the insolvency, bankruptcy or reorganization of Borrower, or any other guarantor, except the Guarantor, or otherwise, as though such payment had not been made.

     7. Guarantor agrees to pay reasonable attorneys' fees and all other costs and expenses, which may be incurred by Lender in the enforcement of this Guaranty. No terms or provisions of this Guaranty may be changed, waived, revoked or amended without Lender's prior written consent. Should any provision of this Guaranty be determined by a court of competent jurisdiction to be unenforceable, all of the other provisions shall remain effective. This Guaranty and the Agreement, embodies the entire agreement among the parties hereto with respect to the matters set forth herein, and supersedes all prior agreements among the parties with respect to the matters set forth herein. No course of prior dealing among the parties, no usage of trade, and no parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof. There are no conditions to the full effectiveness of this Guaranty. Lender may assign this Guaranty without in any way affecting Guarantor's liability under it, but may only assign this Guaranty to the same party, and at the same time, it assigns the Agreement pursuant to the terms thereof. This Guaranty shall inure to the benefit of Lender and its successors and permitted assigns. This Guaranty is in addition to the guaranties of any other guarantors and any and all other guaranties of Borrower's indebtedness or liabilities to Lender.

Guarantor represents and warrants to Lender that (i) Guarantor has taken all necessary and appropriate action to authorize the execution, delivery and performance of this Guaranty, (ii) execution, delivery and performance of this Guaranty do not conflict with or result in a breach of or constitute a default under Guarantor's Memorandum of Association, Articles of Association or other organizational documents or agreements to which it is party or by which it is bound, (iii) neither the execution nor delivery of this Guaranty, nor the performance by the Guarantor of any of its obligations hereunder will contravene or constitute a default under any provision contained in any law, rule or regulation or any treaty by which of Israel is bound, or any decree or injunction of any court or any other applicable governmental body or entity, and
(iv) this Guaranty constitutes a valid and binding obligation, enforceable against Guarantor in accordance with its terms.

     8. This Guaranty shall be governed by the laws of the State Israel, without regard to conflicts of laws principles. Guarantor and Lender hereby submits to the exclusive jurisdiction of the courts located in Tel Aviv, Israel.

     9. All payments made by Guarantor hereunder will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any governmental authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the income or profits of the Lender) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, Guarantor agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Guaranty, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein.

     10. To secure performance of this Guaranty, Guarantor agrees and undertakes to grant Lender within twenty one (21) days from the date hereof, pursuant to and in accordance with Section 3.5 of the Agreement and the letter of consent from Israel Discount Bank attached hereto as Exhibit A (the "Discount Bank Consent"), a second ranking security interest by means of a second ranking floating charge on certain of the Israeli Assets (the "Floating Charge") as set forth in Exhibit B (the "Israeli Collateral"'), which Floating Charge shall be subject to (a) the terms of the Discount Bank Consent, which requires, without limitation, Israel Discount Bank's prior consent to the exercise by the Lender of the Floating Charge, and (b) the provisions of Sections 3.1, 3.2, 3.3, 3.4, 3.5, 7.6, and 7.16 of the Agreement, which will apply mutatis mutandis. Notwithstanding the foregoing, the Floating Charge will not apply to, and the Israeli Assets will not include (i) any intellectual property, (ii) any of the Guarantor's assets and rights, which are subject to Existing Liens of the Guarantor (e.g., Liens granted to MDA and Bank Hapoalim),


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except the assets that are subject SOLELY to the Lien in favor of Israel
Discount Bank and, (iii) any other assets excluded under Section 3.5 of the Agreement. (For clarity purposes, any asset that falls under the Discount Lien and falls also under a Lien granted to MDA and/or to Bank Hapoalim, shall NOT be subject to the Floating Charge.)

     11. Guarantor shall execute and deliver such documents, as Lender reasonably deems necessary to create, perfect and continue the Floating Charge. Within twenty-one (21) days of the date hereof, Guarantor shall file this Guaranty, with the Israeli Registrar of Companies and provide Lender with forms for registering the Floating Charge stamped to indicate filing with the Israeli Registrar of Companies in a form to be agreed upon and a certificate of registration evidencing such filings.

     12. Notwithstanding anything stated to the contrary contained in this Guaranty and the Loan Documents, the Borrower's and the Guarantors' total and maximum liability toward Lender for any breach of this Agreement and the Loan Documents, any guaranty of the obligations under this Guaranty and the Loan Documents executed by any Person other than Borrower, the covenants or in any case of an Event of Default or otherwise under all such agreements (but expressly excluding from this limit any liability in respect of the Warrant Agreement) shall be limited to the then current outstanding unpaid Loan amount including all unpaid interest accrued thereon plus any expenses due under
Section 12.15 of the Agreement plus any amount due on account of Section 6.3 of the Agreement.

     13. Notwithstanding anything to the contrary stated herein (a) Lender shall only make a claim or exercise its rights under this Guaranty upon the occurrence of an Event of Default under the Agreement, and (b) the Guarantor shall be entitled to the same rights of Borrower under the Loan Documents to defend and protect itself against any claim made by Lender pursuant to the Guaranty and the Loan Documents.

     IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty as of_______, 2005.

                                        OMRIX BIOPHARMACEUTICALS LTD.


                                        Signature:   /s/ Michael Burshtine
                                                   -----------------------------
                                        Print Name:  Michael Burshtine
                                                    ----------------------------
                                        Title:  CFO
                                               ---------------------------------


Accepted and Agreed:

HERCULES TECHNOLOGY GROWTH CAPITAL,
INC.


Signature:  /s/ Scott Harvey
           --------------------------
Print Name: Scott Harvey
            -------------------------
Title:  Chief Legal Officer
       ------------------------------


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